Exhibit 10.33

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of December 6, 2018 by and among Concrete Pumping Holdings Acquisition Corp., a Delaware corporation (“Holdings”), Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation (“Intermediate Holdings”), Industrea Acquisition Corp., a Delaware corporation (“Buyer”), Concrete Pumping Merger Sub Inc., a Delaware corporation, which will be merged with and into Concrete Pumping Holdings, Inc. (to be renamed Brundage-Bone Concrete Pumping Holdings Inc.), a Delaware corporation (the “Borrower”), the Subsidiary Parties (as defined below) from time to time party hereto (the foregoing, collectively, the “Grantors”) and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), in its capacity as administrative agent and collateral agent for the Secured Parties (as defined below) (in such capacities, the “Agent”).

PRELIMINARY STATEMENT

Holdings, Intermediate Holdings, Buyer, the Borrower, the Lenders, the Agent and others are entering into that certain Term Loan Agreement dated as of December 6, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Term Loan Agreement and to secure the Secured Obligations, including their obligations under the Loan Guaranty, each Hedge Agreement the obligations under which constitute Secured Hedging Obligations and each agreement relating to Banking Services the obligations under which constitute Banking Services Obligations.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01.         Terms Defined in Term Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Term Loan Agreement.

Section 1.02.         Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Term Loan Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including without limitation, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account,” “Certificate of Title,” “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixture,” “General Intangible,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Securities Account,” “Securities Entitlement,” “Supporting Obligation” and “Tangible Chattel Paper”).

Section 1.03.         Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and Preliminary Statement above and Sections 1.01 and 1.02, the following terms shall have the following meanings:

“Agent” has the meaning set forth in the preamble.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

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“Borrower” has the meaning specified in the preamble.

“Collateral” has the meaning set forth in Article 2.

“Contract Rights” means all rights of any Grantor under any Contract, including, without limitation, (i) any and all rights to receive and demand payments under such Contract, (ii) any and all rights to receive and compel performance under such Contract and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedge Agreement, licensing agreement and any partnership agreement, joint venture agreement and/or limited liability company agreement).

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to any and all (i) copyrights, rights and interests in such copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (ii) renewals of any of the foregoing; (iii) income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (iv) rights to sue for past, present and future infringements of any of the foregoing; and (v) rights corresponding to any of the foregoing throughout the world.

“Credit Suisse” has the meaning set forth in the preamble.

“Cumulative Perfection Certificate” means, together, the Perfection Certificate delivered pursuant to Section 4.01(i) of the Term Loan Agreement and the Perfection Certificate delivered pursuant to Section 5.12(a) of the Term Loan Agreement, in each case, as supplemented from time to time as a result of the delivery of any Perfection Certificate Supplement pursuant to Section 5.01(j) of the Term Loan Agreement.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Exclusive Copyright License” means any License granting to any Grantor any exclusive right under any copyright registered with the United States Copyright Office.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Grantors” has the meaning set forth in the preamble.

“Holdings” has the meaning set forth in the preamble.

“Intellectual Property Collateral” means, with respect to any Grantor, collectively, any and all intellectual property and other similar proprietary rights throughout the world now owned or hereafter acquired by such Grantor, including any and all Copyrights, Patents, Trademarks, Trade Secrets, Domain Names, Licenses, Software, design rights, database rights, and all documentation, registrations, additions, improvements, accessions and goodwill associated with the foregoing.

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“Intellectual Property Security Agreement” means an Intellectual Property Security Agreement substantially in the form of Exhibit B hereto.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements, whether as licensor or licensee, in (1) Patents, (2) Copyrights, (3) Trademarks, (4) Trade Secrets or (5) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof and (c) all rights to sue for past, present, and future breaches thereof.

“Money” has the meaning set forth in Article 1 of the UCC.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to any and all (i) patents and patent applications; (ii) inventions described and claimed therein, (iii)  reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof, (iv)  income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof, (v)  rights to sue for past, present and future infringements thereof, and (vi)  rights corresponding to any of the foregoing throughout the world.

“Permits” shall mean, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority or agency.

“Pledged Collateral” means all Pledged Stock, including all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Stock that may be issued or granted to, or held by, any Grantor while this Security Agreement is in effect, all Instruments, Securities and other Investment Property owned by any Grantor, whether or not physically delivered to the Agent pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof.

“Pledged Stock” means, with respect to any Grantor, the shares of Capital Stock described in Schedule 3 to the Cumulative Perfection Certificate as held by such Grantor, together with any other shares of Capital Stock required to be pledged by such Grantor pursuant to the terms hereof.

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means any Account, Chattel Paper, Document, Investment Property, Instrument and/or any General Intangible, in each case, that is a right or claim to receive money (whether or not earned by performance).

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security Agreement” has the meaning set forth in the preamble.

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“Software” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to any and all computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

“Subsidiary Parties” means (a) the subsidiaries of the Borrower party hereto on the Closing Date and (b) each Domestic Subsidiary that becomes a party to this Security Agreement after the date hereof in accordance with Section 5.10 hereof and Section 5.12 of the Term Loan Agreement.

“Term Loan Agreement” has the meaning set forth in the Preliminary Statement.

“Titled Equipment” shall mean any and all Equipment and Inventory represented (or required to be represented) by a Certificate of Title issued under the law of a State in the United States, including any licensed vehicle, truck or trailer.

“Trade Secrets” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to any and all trade secrets, including any and all (i) confidential or proprietary information, including unpatented inventions, invention disclosures, engineering or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, data, databases and data collections; (ii) income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past and future misappropriations or infringements thereof; (iii) rights to sue for past, present and future infringements or misappropriations of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (iv) rights corresponding to any of the foregoing throughout the world.

“Trademark” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to any and all (i) trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the applicable law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing, (ii) renewals of the foregoing, (iii)  income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements or dilutions thereof, (iv) rights to sue for past, present and future infringements or dilutions of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (v) rights corresponding to any of the foregoing throughout the world.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE 2
Grant of Security Interest

Section 2.01.         Grant of Security Interest. (a) As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

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(i)          all Accounts;

(ii)         all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii)        all Documents;

(iv)        all Equipment;

(v)         all Fixtures;

(vi)        all General Intangibles;

(vii)       all Goods;

(viii)      all Instruments;

(ix)         all Intellectual Property Collateral;

(x)          all Inventory; including goods that are returned, repossessed, stopped in transit or which are otherwise owned by any Grantor;

(xi)         all Investment Property, Pledged Stock and other Pledged Collateral;

(xii)        all Money, cash and cash equivalents;

(xiii)       all letters of credit and Letter-of-Credit Rights;

(xiv)      all Deposit Accounts, Securities Accounts, Commodity Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Grantor with any bank or other financial institution and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xv)       all Securities Entitlements in any or all of the foregoing;

(xvi)      all Commercial Tort Claims described on Schedule 6 to the Cumulative Perfection Certificate (including any supplements to such Schedule 6 delivered pursuant to Section 4.04);

(xvii)     all Permits;

(xviii)    all recorded data of any kind or nature, regardless of the medium of recording;

(xix)       all Contracts, together with all Contract Rights arising thereunder;

(xx)        all Titled Equipment;

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(xxi)       all other personal property not otherwise described in clauses (i) through (xix) above;

(xxii)      all Supporting Obligations; and

(xxiii)     all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b)          Notwithstanding the foregoing, the term “Collateral” (and any component definition thereof) shall not include any Excluded Asset. Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition set forth in the definition of “Excluded Assets” in the Term Loan Agreement, the Collateral shall include, and each relevant Grantor shall be deemed to have automatically granted a security interest in, all relevant previously restricted or conditioned rights, interests or other assets, as the case may be, as if such restriction or condition had never been in effect.

ARTICLE 3
Representations and Warranties

The Grantors, jointly and severally, represent and warrant to the Agent as of the date hereof, and as and when required under the Term Loan Agreement, for the benefit of the Secured Parties, that:

Section 3.01.         Title, Perfection and Priority; Filing Collateral. Subject to the Legal Reservations, this Security Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in favor of the Agent for the benefit of the Secured Parties and, subject to the terms of the last paragraph of Section 4.01 of the Term Loan Agreement and the satisfaction of the Perfection Requirements and the Intercreditor Agreement, the Agent will have a fully perfected first priority Lien (subject to Permitted Liens) on such Collateral to the extent required hereby.

Section 3.02.         Intellectual Property.

(a)          Upon filing of appropriate financing statements with the Secretary of State (or equivalent office) of the state of organization of such Grantor and the filing of the Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, the Agent shall have a fully perfected first priority Lien (subject to Permitted Liens) on the Collateral constituting United States issued, registered or applied for Patents, Trademarks, Copyrights and Exclusive Copyright Licenses under the UCC and the laws of the U.S. for the ratable benefit of the Secured Parties, and such perfected security interests shall be enforceable as such as against any and all creditors of and purchasers from the Grantors, subject to the Legal Reservations.

(b)          No Grantor is aware of (i) any third-party claim (A) alleging that any of the Intellectual Property Collateral is invalid or unenforceable, or (B) challenging such Grantor’s rights in any of the Intellectual Property Collateral, (ii) any basis for any such third-party claim, or (iii) any breach or default of any License, other than, in each case, to the extent any such third-party claim or breach or default of any License would not reasonably be expected to have a Material Adverse Effect.

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Section 3.03.         Pledged Collateral. (i) All Pledged Stock has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Collateral) by the issuer thereof and is fully paid and non-assessable, (ii) each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Schedule 3 to the Cumulative Perfection Certificate as held by such Grantor and (iii) each Grantor holds the Pledged Stock described in Schedule 3 to the Cumulative Perfection Certificate as held by such Grantor free and clear of all Liens (other than Permitted Liens).

Section 3.04.         Perfection Certificate. The Cumulative Perfection Certificate has been duly prepared, completed and executed and the certifications set forth therein are true and correct in all material respects as of the date thereof.

Section 3.05.         Recourse. Except as otherwise limited herein or in any other Loan Document, this Security Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Loan Documents and otherwise in writing in connection herewith and therewith.

Section 3.06.         Titled Equipment. Each Grantor is the true, lawful, sole and exclusive owner of or otherwise has the right to use the Titled Equipment of such Grantor. All Titled Equipment that such Grantor owns or uses in connection with its business as of the Closing Date, or the date of the most recent update thereto, as applicable, with a fair market value (as determined in good faith by the Borrower) in excess of $150,000 is set forth on Schedule 8 to the Cumulative Perfection Certificate (including the vehicle identification numbers, state or province of registration, net book value and (in the case of any such Titled Equipment acquired after the Closing Date) the date of acquisition thereof). Upon (i) completion of the actions contemplated by Section 4.07 hereof (which actions have been taken, if this representation and warranty is being made after the date by which such actions are required to have been taken pursuant to Section 4.07 hereof) and (ii) if required for perfection under the law of the relevant jurisdiction, receipt by Agent of official notification from the applicable Governmental Authority of the perfection of the security interest in Titled Equipment contemplated hereby, all filings, registrations, recordings and other actions shall have been taken such that Titled Equipment shall be subject to the duly perfected security interest of Agent for the benefit of the Secured Parties. Such security interest shall be prior to any other Lien other than Permitted Liens.

ARTICLE 4
Covenants

From the date hereof, and thereafter until the Termination Date (and in each case subject to Section 5.12 of the Credit Agreement):

Section 4.01.         General.

(a)          Authorization to File Financing Statements; Ratification. Each Grantor hereby (i) authorizes the Agent to file (A) all financing statements (including fixture filings) and amendments thereto with respect to the Collateral naming such Grantor as debtor and the Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction, (B) filings with the United States Patent and Trademark Office and the United States Copyright Office (including any Intellectual Property Security Agreement) for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Agent in United States issued, registered and applied for Patents, Trademarks, Copyrights and Exclusive Copyright Licenses and naming such Grantor as debtor and the Agent as secured party, and (C) other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder and, (ii) subject to the terms of the Loan Documents, agrees to take such other actions, in each case as may from time to time be necessary or otherwise reasonably requested by the Agent (and authorizes the Agent to take any such other actions, which it has no obligation to take) in order to establish and maintain a first priority, valid, enforceable (subject to the Legal Reservations) and perfected security interest in and subject, in the case of Pledged Collateral, to Section 4.02, Control of, the Collateral, subject only to Permitted Liens. Each Grantor (or the Borrower, in place of any Grantor) shall pay any applicable filing fees, recordation fees and related expenses relating to its Collateral in accordance with Section 9.03(a) of the Term Loan Agreement. Any financing statement filed by the Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral (A) as all assets of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) in each case to the extent applicable, whether the applicable Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the relevant real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request.

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(b)          Further Assurances. Each Grantor agrees, at its own expense (or the expense of the Borrower), to take any and all actions (i) reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Agent’s Lien) and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien or (ii) as the Agent may reasonably request in order to create, perfect and maintain the security interest of Agent in any of the Intellectual Property Collateral.

Section 4.02.         Pledged Collateral.

(a)          Delivery of Certificated Securities, Tangible Chattel Paper and Instruments. Each Grantor will, subject to the last paragraph of Section 4.01 of the Term Loan Agreement and the Intercreditor Agreement, (i) on the Closing Date, deliver to the Agent for the benefit of the Secured Parties, the originals of all (x) certificated Securities and (y) Tangible Chattel Paper and Instruments, in each case under this clause (y), having a face amount in excess of $2,500,000, but in each case under clauses (x) and (y), constituting Pledged Collateral owned by such Grantor as of the Closing Date, accompanied by undated instruments of transfer or assignment duly executed in blank, (ii) after the Closing Date, hold in trust for the Agent upon receipt and, (x) if the event giving rise to the obligation under this Section 4.02(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Term Loan Agreement for the Fiscal Quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.02(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 90 days after the end of such Fiscal Quarter (or, in each of the cases of clauses (x) and (y), such longer period as the Agent may reasonably agree), deliver to the Agent for the benefit of the Secured Parties any (1) certificated Securities representing or evidencing Pledged Collateral and (2) Tangible Chattel Paper and Instruments (A) in each case under this clause (2), having an outstanding balance in excess of $2,500,000 and (B) in each case under clauses (1) and (2), constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank and (iii) at any time when an Event of Default then exists and upon the Agent’s request, deliver to the Agent, and prior to such delivery, hold in trust for the Agent upon receipt, any other Document evidencing or constituting such Collateral.

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(b)          Uncertificated Securities and Pledged Collateral. With respect to any partnership interest or limited liability company interest owned by any Grantor which is required to be pledged to the Agent pursuant to the terms hereof (other than a partnership interest or limited liability company interest held by a Securities Intermediary or other financial intermediary of any kind) which is not represented by a certificate and which is not a Security for purposes of the UCC, such Grantor shall not permit any issuer of such partnership interest or limited liability company interest to (i) enter into any agreement with any Person, other than the Agent or any holder of a Permitted Lien, whereby such issuer effectively delivers “control” of such partnership interest or limited liability company interest (as applicable) under the UCC to such Person, or (ii) allow such partnership interest or limited liability company interest (as applicable) to become a Security unless such Grantor complies with the procedures set forth in Section 4.02(a) within the time period prescribed therein. Each Grantor which is an issuer of any uncertificated Pledged Collateral described in this Section 4.02(b) hereby agrees to comply with all instructions from the Agent without such Grantor’s further consent, in each case subject to the notice requirements set forth in Section 5.01(a)(iv) hereof.

(c)          Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, the Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Agent under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Agent, but at any time when an Event of Default exists and upon at least three Business Days’ notice to the Borrower, the Agent shall have the right (in its sole and absolute discretion), subject to the Intercreditor Agreement, to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). At any time when an Event of Default exists, the Agent shall have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(d)          Exercise of Rights in Pledged Collateral. Subject, in each case, to the Intercreditor Agreement, it is agreed that:

(i)          without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for any purpose that does not violate this Security Agreement, the Term Loan Agreement or any other Loan Document;

(ii)         each Grantor will permit the Agent or its nominee at any time when an Event of Default exists to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein); and

(iii)        subject to Section 5.01(a)(iv), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividends or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Agent as and to the extent required by clause (a) above.

(e)          Return of Pledged Collateral. So long as no Event of Default then exists, the Agent shall promptly deliver to the applicable Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer or holder thereof in connection with any action or transaction (requiring delivery or possession of such Pledged Collateral) that is permitted or not restricted by the Term Loan Agreement in accordance with Article 8 of the Term Loan Agreement.

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Section 4.03.         Intellectual Property. (a) At any time when an Event of Default exists and upon the written request of the Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any License held by such Grantor to enable the Agent to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any License under which such Grantor is the licensee, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License.

(b)          Each applicable Grantor having rights in any Intellectual Property Collateral shall, on the date hereof, execute and deliver to the Agent an Intellectual Property Security Agreement substantially in the form of Exhibit B, in order to record the security interest granted herein to the Agent for the benefit of the Agent and the Secured Parties with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

(c)          Each Grantor shall notify the Agent promptly if it knows or reasonably expects that any application for or registration of any Patent, Trademark, Domain Name, or Copyright (now or hereafter existing) may become abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, to the extent the same is permitted or not restricted by the Term Loan Agreement.

(d)          In the event that any Grantor, either directly or through any agent, employee, licensee or deisgnee, (i) files an application for the registration of any Patent, Trademark, Copyright with the United States Patent and Trademark Office or the United States Copyright Office (as applicable), (ii) acquires any registration or application for registration of any United States Patent, Trademark or Copyright, or (iii) acquires or becomes a party to any Exclusive Copyright License, in each case, after the Closing Date (and other than as a result of an application that is then included in the schedules to an executed Intellectual Property Security Agreement), it shall, (x) if the event giving rise to the obligation under this Section 4.03(c) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Term Loan Agreement for the Fiscal Quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.03(c) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 90 days after the end of such Fiscal Quarter (or, in the case of each of clauses (x) and (y), such longer period as the Agent may reasonably agree), notify the Agent in writing thereof and, promptly upon the Agent’s request, execute and deliver to the Agent, at such Grantor’s sole cost and expense, a supplemental Intellectual Property Security Agreement and/or any other instrument as the Agent may reasonably request and require to evidence the Agent’s security interest in such registered Patent, Trademark, Copyright (or application therefor) or such Exclusive Copyright License, and the General Intangibles of such Grantor relating thereto or represented thereby.

(e)          Each Grantor shall (and shall use commercially reasonable efforts to cause all its licensees to) take all actions necessary or reasonably requested by the Agent to (i) maintain and pursue each application and to obtain and maintain the registration of each Patent, Trademark, Domain Name and Copyright included in the Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of noncontestability and, if consistent with good business judgment, by initiating opposition and interference and cancellation proceedings against third parties, (ii) maintain and protect the secrecy or confidentiality of its Trade Secrets and (iii) otherwise maintain, protect, enforce and preserve such Grantor’s rights in, and the validity and enforceability of, its Intellectual Property Collateral, in each case except where failure to do so (A) could not reasonably be expected to result in a Material Adverse Effect, or (B) is otherwise permitted under the Term Loan Agreement.

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(f)          Each Grantor shall (i) promptly notify the Agent of any infringement, misappropriation, dilution or other violation of such Grantor’s Intellectual Property Collateral of which it becomes aware and (ii) take such actions as are reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral (including, if such Grantor deems it necessary in its reasonable business judgment, to promptly sue for infringement, misappropriation, dilution or other violation of such Intellectual Property Collateral and to recover any and all damages for such infringement, misappropriation, dilution or other violation), in each case, except where such infringement, misappropriation, dilution or other violation could not reasonably be expected to cause a Material Adverse Effect.

Section 4.04.         Commercial Tort Claims. After the Closing Date, (i) if the event giving rise to the obligation under this Section 4.04 occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Term Loan Agreement for the Fiscal Quarter in which the relevant event occurred or (ii) if the event giving rise to the obligation under this Section 4.04 occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 45 days after the end of such Fiscal Quarter (or, in each of the cases of clauses (i) and (ii), such longer period as the Agent may reasonably agree), each relevant Grantor shall notify the Agent of any Commercial Tort Claim with an individual value (as reasonably estimated by the Borrower) in excess of $2,500,000 acquired by it, together with an update to Schedule 6 to the Cumulative Perfection Certificate containing a summary description thereof, and such Commercial Tort Claim (and the Proceeds thereof) shall automatically constitute Collateral, all upon the terms of this Security Agreement.

Section 4.05.         Insurance. Subject to the Intercreditor Agreement and except to the extent otherwise permitted to be retained by any Grantor or applied by any Grantor pursuant to the terms of the Loan Documents, the Agent shall, at the time any proceeds of any insurance are distributed to the Secured Parties, apply such proceeds in accordance with Section 5.04 hereof.

Section 4.06.         Grantors Remain Liable. (a) Each Grantor (rather than the Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract or other agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof. Neither the Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Agent or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

(b)          Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

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(c)          Notwithstanding anything herein to the contrary, each Grantor (rather than the Agent or any Secured Party) shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

Section 4.07.         Titled Equipment. (a) each Grantor shall complete, on or prior to the date that is 60 days following the Closing Date (or such later date as the Agent agrees in its sole discretion), all actions necessary in order to perfect the security interest of the Secured Parties in any Titled Equipment owned by a Grantor on the Closing Date, including (i) cause to be delivered to the applicable Governmental Authority a duly completed application, pay any applicable fees and take any other actions necessary in order to cause the certificate of title for such Titled Equipment at all times to be registered with the applicable Governmental Authority showing “Credit Suisse AG, Cayman Islands Branch, as Agent” as first lienholder thereon in the manner prescribed in the applicable jurisdiction (and Credit Suisse AG, Cayman Islands Branch in such capacity shall be the only first lienholder so registered), (ii) if necessary to perfect in any jurisdiction, cause the Lien of Agent to be identified on a notice of lien or other filing made in the appropriate filing office in the applicable jurisdiction and pay all applicable fees in connection therewith, (iii) provide Agent evidence reasonably satisfactory to it of the taking of the actions referred to in the preceding clauses (i) and (ii), and (iv) deliver the certificates of title for such Titled Equipment to Agent. Promptly following the receipt by any Grantor of any document evidencing official notification from the applicable Governmental Authority of the perfection of the security interest in any Titled Equipment (and in any event within five (5) Business Days thereof), such Grantor shall deliver such notification to Agent; provided, that no Grantor shall be required to take the actions described in this Section 4.07 in respect of Titled Equipment to the extent the fair market value of such Titled Equipment for which any such actions are not taken is less than $150,000.

(b)          With respect to all Titled Equipment from time to time after the Closing Date acquired by any Grantor, the Borrower shall, (x) if the event giving rise to the obligation under this Section 4.07(b) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the Fiscal Quarter in which the acquisition occurred (provided that if such date is less than 60 days after the relevant formation, acquisition, designation or cessation occurred, then the date in this clause (x) shall be deemed to be the date that is 60 days after the relevant acquisition occurred), or (y) if the event giving rise to the obligation under this Section 4.07(b) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), deliver to the Agent a Perfection Certificate Supplement with an updated Schedule 8 to the Cumulative Perfection Certificate, and the relevant Grantor shall, take all actions required by Section 4.07(a) above in order to perfect the security interest of the Secured Parties in newly acquired Titled Equipment set forth on such revised Schedule 8 to the Cumulative Perfection Certificate.

(c)          Each Grantor agrees to execute all documentation reasonably required to cause the registrations and filings with the applicable Governmental Authority referred to in paragraph (a) of this Section 4.07 above to be accomplished within the periods specified in this Section 4.07. Each Grantor hereby grants to Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document or instrument, and to make such filings, recordings and registrations, as may be required by the relevant Governmental Authority in order to effect an absolute assignment of all right, title and interest in any Titled Equipment.

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(d)          Each Grantor will keep Titled Equipment with a fair market value of $150,000 or greater (other than (i) Titled Equipment sold in the ordinary course of business in accordance with the Term Loan Agreement or (ii) Titled Equipment out for repair or refurbishment or out on assignment) within the states specified in Schedule 8 to the Cumulative Perfection Certificate or, upon not less than five (5) days’ prior written notice (or such shorter period as the Agent may agree) to the Agent indicating each new location of the Titled Equipment, at such locations in the continental United States as the Grantors may elect, accompanied by a new Schedule 8 to the Cumulative Perfection Certificate; provided, that within 60 days of the relocation of any such Titled Equipment (or such later date as the Agent agrees in its sole discretion) the applicable Grantor shall take all actions required by Section 4.07(a) above in such new jurisdiction necessary to maintain or create the perfection and priority of the security interest of the Secured Parties in such Titled Equipment (subject only to Permitted Liens).

(e)          Each Grantor will maintain and preserve, all of its Titled Equipment which is necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted.

Section 4.08.         Controlled Accounts. Each relevant Grantor shall, within the time period prescribed in the relevant “Loan Documents” (as defined in the ABL Credit Agreement) use commercially reasonable efforts to join the Agent as a party to any Account Control Agreement or securities account control agreement entered into under the terms of the “Loan Documents” (as defined in the ABL Credit Agreement); provided, however, that the requirement set forth in this Section 4.08 shall be deemed satisfied for so long as the ABL Collateral Agent is acting as agent for the benefit of the Agent and the Secured Parties pursuant to the Intercreditor Agreement with respect to any Account Control Agreement or securities account control agreement to which the ABL Collateral Agent is a party; provided, further, however, that after the discharge of the obligations under the ABL Facility, in no event shall any Grantor be required to execute or deliver (or maintain in effect) any Account Control Agreement or securities account control agreement.

ARTICLE 5
Remedies

Section 5.01.         Remedies. (a) Each Grantor agrees that, at any time when an Event of Default exists, the Agent may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under applicable Requirements of Law):

(i)          the rights and remedies provided in this Security Agreement, the Term Loan Agreement, or any other Loan Document; provided that this Section 5.01(a) shall not limit any rights available to the Agent or the Lenders prior to an Event of Default;

(ii)         the rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable Requirements of Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;

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(iii)        without notice (except as specifically provided in Section 7.01 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable;

(iv)        upon at least three Business Days’ written notice to the Borrower, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting and all other rights as a holder with respect thereto (whereupon the voting and other rights of such Grantor described in Section 4.02(d)(i) above shall immediately cease such that the Agent shall have the sole right to exercise such voting and other rights while the relevant Event of Default exists), to collect and receive all cash dividends, interest, principal and other distributions made thereon (it being understood that all Stock Rights received by any Grantor while the relevant Event of Default exists shall be received in trust for the benefit of the Agent and forthwith paid over to the Agent in the same form as so received (with any necessary endorsements)) and to otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof; and

(v)         to take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Agent at any reasonable place or places designated by the Agent, in which event such Grantor shall at its own expense:

(1)         forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent;

(2)         store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent; and

(3)         while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition.

(vi)        Declare the entire right, title and interest of such Grantor in and to any Titled Equipment, vested in Agent for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest, in Agent for the benefit of the Secured Parties, and Agent shall be entitled to (i) exercise the power of attorney referred to in Section 4.07 above to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable Governmental Authority and (ii) take and use or sell the Titled Equipment.

(b)          Each Grantor acknowledges and agrees that compliance by the Agent, on behalf of the Secured Parties, with any applicable state or federal Requirements of Law in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)          The Agent shall have the right in any public sale and, to the extent permitted by applicable Requirements of Law, in any private sale, to purchase for the benefit of the Agent and the Secured Parties, all or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

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(d)          Until the Agent is able to effect a sale, lease, transfer or other disposition of any particular Collateral under this Section 5.01, the Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral, or for any other purpose deemed reasonably appropriate by the Agent. At any time when an Event of Default exists, the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)          Notwithstanding the foregoing, neither the Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)          Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities Requirements of Law, even if any Grantor and the issuer would agree to do so.

(g)          Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to the Intercreditor Agreement.

Section 5.02.         Grantors’ Obligations Upon Default. Upon the request of the Agent at any time when an Event of Default exists, each Grantor will:

(a)          at its own cost and expense (i) assemble and make available to the Agent, the Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Agent so directs and in a form and in a manner reasonably satisfactory to the Agent, legend the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Agent and that the Agent has a security interest therein; and

(b)          permit the Agent and/or its representatives and/or agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

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Section 5.03.         Intellectual Property Remedies. (a) For the purpose of enabling the Agent to exercise the rights and remedies under this Article 5 at any time when an Event of Default exists and at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent a power of attorney to sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office, domain name registrar or any other applicable Governmental Authority or registrar in order to effect an absolute assignment of all right, title and interest in any of the Intellectual Property Collateral and record the same. At any time when an Event of Default exists, the Agent may (i) declare the entire right, title and interest of such Grantor in and to each item of Intellectual Property Collateral to be vested in the Agent for the benefit of the Secured Parties, in which event such right, title and interest shall immediately vest in the Agent for the benefit of the Secured Parties, and the Agent shall be entitled to exercise the power of attorney referred to in this Section 5.03 to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Security Agreement and subject to any restrictions contained in applicable third party licenses entered into by such Grantor, sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Intellectual Property Collateral owned by or licensed to any Grantor, and the Agent may finish any work in process and affix any relevant Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Intellectual Property Collateral in any manner whatsoever, directly or indirectly; and (iv) assign or sell any Patent, Trademark, Copyright, Domain Name, and/or Trade Secret, as well as the goodwill of such Grantor’s business symbolized by any such Trademark and the right to carry on the business and use the assets of such Grantor in connection with which any such Trademark or Domain Name has been used.

(b)          Each Grantor hereby grants to the Agent an irrevocable, nonexclusive, royalty-free, worldwide license to its right to use, license or sublicense any Intellectual Property Collateral subject, in the case of Trademarks, to such rights of quality control which are reasonably necessary under applicable Requirements of Law to maintain the validity and enforceability of such Trademarks, now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license) to all computer software and programs used for compilation or printout thereof. The use of the license granted to the Agent pursuant to the preceding sentence may be exercised, at the option of the Agent, only when an Event of Default exists; provided that, any license, sublicense or other transaction entered into by the Agent in accordance with this clause (b) shall be binding upon each Grantor notwithstanding any subsequent cure of the relevant Event of Default.

Section 5.04.         Application of Proceeds. (a) Subject to the Intercreditor Agreement, the Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Collateral, as well as any Collateral consisting of Cash, as set forth in Section 2.15(b) of the Term Loan Agreement.

(b)          Except as otherwise provided herein or in any other Loan Document, the Agent shall have absolute discretion as to the time of application of any such proceeds, money or balance in accordance with this Security Agreement. Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), a receipt by the Agent or of the officer making the sale of such proceeds, moneys or balances shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

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ARTICLE 6
Account Verification; Attorney in Fact; Proxy

Section 6.01.         Account Verification. The Agent may at any time and from time to time when an Event of Default exists, in the Agent’s own name, in the name of a nominee of the Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral.

Section 6.02.         Authorization for the Agent to Take Certain Action. (a) Each Grantor hereby irrevocably authorizes the Agent and appoints the Agent (and all officers, employees or agents designated by the Agent) as its true and lawful attorney in fact (i) at any time and from time to time, in its sole discretion (A) to execute (to the extent necessary under the Requirements of Law of the applicable jurisdiction) on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, (B) to file a carbon, photographic or other reproduction of this Security Agreement as a financing statement and to file any other financing statement or amendment of a financing statement with respect to the Collateral (which would not add new collateral or add a debtor, except as otherwise provided for herein or in any other Loan Document) in such offices as the Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, and (C)  to contact and enter into one or more agreements with the issuers of uncertificated securities that constitute Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Agent Control over such Pledged Collateral in accordance with the terms hereof (subject to the terms of the Intercreditor Agreement); (ii) at any time when an Event of Default exists, in the sole discretion of the Agent (in the name of such Grantor or otherwise), (A) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided herein or in the Term Loan Agreement or any other Loan Document, subject to the terms of the Intercreditor Agreement, (B) to demand payment or enforce payment of any Receivable in the name of the Agent or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (C) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable, any draft against any Account Debtor of such Grantor, and/or any assignment and/or verification of any Receivable, (D) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable and any other Collateral, (E) to settle, adjust, compromise, extend or renew any Receivable, (F) to settle, adjust or compromise any legal proceedings brought to collect any Receivable, (G) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (H) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable, (I) to change the address for delivery of mail addressed to such Grantor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail are provided to such Grantor), (J) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (K) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (L) to make all determinations and decisions with respect thereto and (M) to obtain or maintain the policies of insurance of the types referred to in Section 5.05 of the Term Loan Agreement or to pay any premium in whole or in part relating thereto; and (iii) to do all other acts and things or institute any proceedings which the Agent may reasonably deem to be necessary or advisable (pursuant to this Security Agreement and the other Loan Documents and in accordance with applicable law) to carry out the terms of this Security Agreement and to protect the interests of the Secured Parties; and, when and to the extent required pursuant to Section 9.03(a) of the Term Loan Agreement, such Grantor agrees to reimburse the Agent for any payment made in connection with this paragraph or any expense (including attorneys’ fees, court costs and expenses) and other charges related thereto incurred by the Agent in connection with any of the foregoing (it being understood that any such sums shall constitute additional Secured Obligations); provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Term Loan Agreement.

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(b)          All acts of such attorney or designee are hereby ratified and approved by each Grantor. The powers conferred on the Agent, for the benefit of the Agent and Secured Parties, under this Section 6.02 are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers.

Section 6.03.         PROXY. EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE TERMINATION DATE) CONSTITUTES AND APPOINTS THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), IN EACH CASE ONLY WHEN AN EVENT OF DEFAULT EXISTS AND UPON THREE BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO THE BORROWER.

Section 6.04.         NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION SUBJECT TO SECTION 7.21 HEREOF; PROVIDED, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.

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ARTICLE 7
General Provisions

Section 7.01.         Waivers. To the maximum extent permitted by applicable Requirements of Law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under applicable Requirements of Law, any notice made shall be deemed reasonable if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private disposition may be made. To the maximum extent permitted by applicable Requirements of Law, each Grantor waives all claims, damages, and demands against the Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except those arising out of the gross negligence or willful misconduct of the Agent or any Secured Party as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Secured Party, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable Requirements of Law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.

Section 7.02.         Limitation on Agent’s Duty with Respect to the Collateral. The Agent shall not have any obligation to clean or otherwise prepare the Collateral for sale. The Agent shall use reasonable care with respect to the Collateral in its possession; provided that the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. Neither the Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or any Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable Requirements of Law impose duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Agent (a) to elect not to incur expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to elect not to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to elect not to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss in connection with any collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.

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Section 7.03.         Compromises and Collection of Collateral. Each Grantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to any Receivable. In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default exists, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

Section 7.04.         Agent Performance of Debtor Obligations. Without having any obligation to do so, the Agent may, at any time when an Event of Default exists, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and such Grantor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 7.04 as a Secured Obligation payable in accordance with Section 9.03(a) of the Term Loan Agreement.

Section 7.05.         No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Agent (subject to the provisions of Article 8 of the Term Loan Agreement) to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Agent with the concurrence or at the direction of the Lenders to the extent required under Section 9.02 of the Term Loan Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or afforded by law shall be cumulative and all shall be available to the Agent and the Secured Parties until the Termination Date.

Section 7.06.         Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all of the provisions of this Security Agreement are intended to be subject to all applicable mandatory Requirements of Law that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by applicable Requirements of Law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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Section 7.07.         Security Interest Absolute. All rights of the Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Term Loan Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Term Loan Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or nonperfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Loan Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.12 or the occurrence of the Termination Date).

Section 7.08.         Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement). No sale of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent hereunder for the benefit of the Agent and the Secured Parties.

Section 7.09.         Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement until the Termination Date.

Section 7.10.         Additional Subsidiaries. Upon the execution and delivery by any Restricted Subsidiary of an instrument in the form of Exhibit A in accordance with Section 5.12(a) of the Term Loan Agreement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if such Restricted Subsidiary was originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor or any other Person. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.11.         Headings. The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.12.         Termination or Release. (a) This Security Agreement shall continue in effect until the Termination Date, and the Liens granted hereunder shall automatically be released in the circumstances described in Article 8 of the Term Loan Agreement.

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(b)          In connection with any termination or release pursuant to paragraph (a) above, the Agent shall promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence and/or effectuate such termination or release. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Agent or any Secured Party. The Borrower shall reimburse the Agent for all costs and expenses, including any fees and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.12 pursuant to and to the extent required by Section 9.03(a) of the Term Loan Agreement.

(c)          At any time that a Grantor desires that the Agent take any action to acknowledge or give effect to any release of Collateral pursuant to Section 7.12(a), such Grantor or the Borrower shall deliver to the Agent a certificate signed by a Responsible Officer of such Grantor stating that the release of the respective Collateral is permitted pursuant to Section 7.12(a) and the terms of the Term Loan Agreement, provided that such requirement to deliver a certificate shall be satisfied with the delivery of any certificate signed by a Responsible Officer required under Sections 5.01 and/or 6.07 of the Term Loan Agreement, as applicable, so long as such certificate contains an acknowledgment that such release is so permitted. At any time that any Grantor desires that a subsidiary of such Grantor be released hereunder, such Grantor or the Borrower shall deliver to the Agent a certificate signed by a Responsible Officer of the such Grantor stating that the release of the relevant subsidiary (and its Collateral) is permitted pursuant to Section 7.12(a) and the terms of the Term Loan Agreement; provided, that such requirement to deliver a certificate shall be satisfied with the delivery of any certificate signed by a Responsible Officer required under Sections 5.01 and/or 6.07 of the Term Loan Agreement, as applicable, so long as such certificate contains an acknowledgment that such release is so permitted.

(d)          The Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral or any Grantor by it in accordance with (or which the Agent in good faith believes to be in accordance with) the terms of this Section 7.12.

Section 7.13.         Entire Agreement. This Security Agreement, together with the other Loan Documents and the Intercreditor Agreement, embodies the entire agreement and understanding between each Grantor and the Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Agent relating to the Collateral.

Section 7.14.         CHOICE OF LAW. THIS SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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Section 7.15.         CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND AGREES THAT ALL CLAIMS, CONTROVERSIES OR DISPUTES IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT THE AGENT AND LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS IN RESPECT OF THE COLLATERAL UNDER THIS SECURITY AGREEMENT.

(b)          To the extent permitted by APPLICABLE REQUIREMENTS OF law, each party to this security Agreement hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) directed to it at its address for notices as provided for in Section 9.01 of the Term Loan Agreement. each party TO THIS SECURITY AGREEMENT hereby waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was invalid and ineffective. Nothing in this security Agreement will affect the right of any party to this security Agreement to serve process in any other manner permitted by APPLICABLE REQUIREMENTS OF law.

Section 7.16.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.17.         Indemnity. Each Grantor hereby agrees to indemnify the Indemnitees, as, and to the extent, set forth in Section 9.03 of the Term Loan Agreement.

Section 7.18.         Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

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Section 7.19.         INTERCREDITOR AGREEMENT GOVERNS. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the “Term Loan Agent” (as defined in the intercreditor agreement) pursuant to this Agreement in any Collateral and the exercise of any right or remedy by the “Term Loan Agent” (as defined in the intercreditor agreement) with respect to any Collateral hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

Section 7.20.         Delivery of Collateral. Notwithstanding anything to the contrary contained above in this Article 7, or elsewhere in this Security Agreement or any other Loan Document, to the extent the provisions of this Security Agreement (or any other Collateral Documents) require the delivery of, or control over, ABL Facility Priority Collateral to be granted to the Agent at any time prior to the discharge of obligations under the ABL Facility, then delivery of such ABL Facility Priority Collateral (or control with respect thereto) shall instead be made to the ABL Collateral Agent, to be held in accordance with the “Loan Documents” (as defined in the ABL Credit Agreement) and the Intercreditor Agreement, each applicable Grantor’s obligations hereunder or in any other Loan Document (including the representations and warranties made by it hereunder and in the other Loan Documents) with respect to such delivery shall be deemed satisfied by the delivery to the ABL Collateral Agent, acting as a gratuitous bailee of the Agent. Furthermore, at all times prior to the discharge of the Obligations under the ABL Facility, the Agent is authorized by the parties hereto to effect transfers of such Collateral at any time in its possession (and any “control” or similar agreements with respect to such Collateral) to the ABL Collateral Agent.

Section 7.21.         Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, none of the Grantors or Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Grantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 7.17.

Section 7.22.         Mortgages. In the case of a conflict between this Security Agreement and any Mortgage with respect to any Material Real Estate Asset that is also subject to a valid and enforceable Lien under the terms of such Mortgage (including Fixtures), the terms of such Mortgage shall govern.

Section 7.23.         Successors and Assigns. Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Agent in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the Term Loan Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Agent.

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Section 7.24.         Survival of Agreement. Without limiting any provision of the Term Loan Agreement or Section 7.17 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Term Loan Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof.

Section 7.25.         Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount , or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

ARTICLE 8
Notices

Section 8.01.         Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 9.01 of the Term Loan Agreement (it being understood and agreed that references in such Section to “herein”, “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

ARTICLE 9
The Agent

Credit Suisse has been appointed Agent for the Lenders hereunder pursuant to Article 8 of the Term Loan Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Term Loan Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article 8. Any successor Agent appointed pursuant to Article 8 of the Term Loan Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

By accepting the benefits of this Security Agreement and any other Loan Document, each Secured Party expressly acknowledges and agrees that this Security Agreement and each other Loan Document may be enforced only by the action of the Agent, and that such Secured Party shall not have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Secured Parties upon the terms of this Security Agreement and the other Loan Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Grantor and the Agent have executed this Security Agreement as of the date first above written.

CONCRETE PUMPING HOLDINGS ACQUISITION CORP.

By:	/s/ Iain Humphries
Name:	Iain Humphries
Title:	Chief Financial Officer

CONCRETE PUMPING INTERMEDIATE ACQUISITION CORP.

By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President

Industrea Acquisition Corp.

By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	Executive Vice President

CONCRETE PUMPING MERGER SUB INC.

By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President

After giving effect to the Acquisition and the Merger:

CONCRETE PUMPING HOLDINGS, Inc.

By:	/s/ Iain Humphries
Name:	Iain Humphries
Title:	Chief Financial Officer, Secretary and Treasurer

Signature Page to Pledge and Security Agreement (Term Loan)

SUBSIDIARY PARTIES:

Concrete Pumping Intermediate Holdings, LLC

By:	/s/ Iain Humphries
Name:	Iain Humphries
Title:	Chief Financial Officer, Secretary and Treasurer

Concrete Pumping Property Holdings, LLC

By:	/s/ Iain Humphries
Name:	Iain Humphries
Title:	Chief Financial Officer, Secretary and Treasurer

Brundage-Bone Concrete Pumping, Inc.

By:	/s/ Iain Humphries
Name:	Iain Humphries
Title:	Chief Financial Officer, Secretary and Treasurer

Eco-Pan, Inc.

By:	/s/ Iain Humphries
Name:	Iain Humphries
Title:	Chief Financial Officer, Secretary and Treasurer

Signature Page to Pledge and Security Agreement (Term Loan)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as the Agent

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/Brady Bingham
Name:	Brady Bingham
Title:	Authorized Signatory

Signature Page to Pledge and Security Agreement (Term Loan)

EXHIBIT A

[FORM OF] PLEDGE AND SECURITY AGREEMENT JOINDER

A.           SUPPLEMENT NO. [●] dated as of [●] (this “Supplement”), to the Pledge and Security Agreement dated as of December 6, 2018 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Concrete Pumping Holdings Acquisition Corp., a Delaware corporation (“Holdings”), Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation (“Intermediate Holdings”), Industrea Acquisition Corp., a Delaware corporation (“Buyer”), Concrete Pumping Merger Sub Inc., a Delaware corporation, which will be merged with and into Concrete Pumping Holdings, Inc. (to be renamed Brundage-Bone Concrete Pumping Holdings Inc.), a Delaware corporation ( the “Borrower”), the Subsidiary Parties from time to time party thereto (the foregoing, collectively, the “Grantors”) and Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent for the Secured Parties (in such capacities, the “Agent”).

B.           Reference is made to the Term Loan Agreement dated as of December 6, 2018, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among, inter alios, Holdings, the Borrower, the lenders from time to time party thereto and the Agent.

C.           Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement or the Security Agreement, as applicable.

D.           The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 7.10 of the Security Agreement and Section 5.12 of the Term Loan Agreement provide that additional Domestic Subsidiaries of the Borrower may become Subsidiary Parties under the Security Agreement by executing and delivering an instrument in the form of this Supplement. [The] [Each] undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Term Loan Agreement to become a Subsidiary Party under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made and to secure the Secured Obligations, including [its] [their] obligations under the Loan Guaranty, each Hedge Agreement the obligations under which constitute Secured Hedging Obligations and agreements relating to Banking Services the obligations under which constitute Banking Services Obligations.

Accordingly, the Agent and [the] [each] New Subsidiary agree as follows:

SECTION 1.          In accordance with Section 7.10 of the Security Agreement, [the] [each] New Subsidiary by its signature below becomes a Subsidiary Party and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party, and [the] [each] New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) makes the representations and warranties applicable to it as a Grantor under the Security Agreement[, subject to Schedule A hereto,] on and as of the date hereof; it being understood and agreed that any representation or warranty that expressly relates to an earlier date shall be deemed to refer to the date hereof. In furtherance of the foregoing, [the] [each] New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of [the] [each] New Subsidiary’s right, title and interest in and to the Collateral of [the] [each] New Subsidiary. Each reference to a “Grantor” and “Subsidiary Party” in the Security Agreement shall be deemed to include [the] [each] New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

A-1

SECTION 2.         [The] [Each] New Subsidiary represents and warrants to the Agent and the other Secured Parties that (i) it has the power and authority to enter into this Supplement and (ii) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations.

SECTION 3.         This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of [the] [each] New Subsidiary and the Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.          Attached hereto is a duly prepared, completed and executed Perfection Certificate with respect to [the] [each] New Subsidiary, and [the] [each] New Subsidiary hereby represents and warrants that the information set forth therein is correct and complete in all material respects as of the date hereof.

SECTION 5.          Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.          THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.         In case any one or more of the provisions contained in this Supplement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Borrower and the Agent shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.          All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9.          [The] [Each] New Subsidiary agrees to reimburse the Agent for its expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel in accordance with Section 9.03(a) of the Term Loan Agreement.

SECTION 10.       This Supplement shall constitute a Loan Document, under and as defined in, the Term Loan Agreement.

[Signature pages follow]

A-2

IN WITNESS WHEREOF, [each] [the] New Subsidiary has duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

A-3

[SCHEDULE A
CERTAIN EXCEPTIONS]

EXHIBIT B TO THE SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of [__], 2018, (this “Agreement”), by [___], a [Delaware corporation] (the “Grantor”), in favor of Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to that certain Pledge and Security Agreement, dated as of December 6, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Collateral Agent. The Lenders (as defined in the Term Loan Agreement (as defined below)) have extended credit to the Borrower (as defined in Term Loan Agreement (as defined below)) subject to the terms and conditions set forth in that certain Term Loan Agreement, dated as of December 6, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Term Loan Agreement”), by and among, inter alios, Concrete Pumping Holdings Acquisition Corp., a Delaware corporation, as Holdings, Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation, as Intermediate Holdings, Industrea Acquisition Corp., a Delaware corporation, as Buyer, Concrete Pumping Merger Sub, Inc., a Delaware corporation, which will be merged with and into Concrete Pumping Holdings, Inc. (to be renamed Brundage-Bone Concrete Pumping Holdings Inc.), a Delaware corporation, as the Borrower, the Lenders from time to time party thereto and Credit Suisse, in its capacities as administrative agent and collateral agent for the Lenders. The parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, the Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Collateral Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to or under all of the following assets, whether now owned or at any time hereafter acquired by or arising in favor of the Grantor and regardless of where located (collectively, the “IP Collateral”):

A.           all Trademarks, including the Trademark registrations and applications for registration with the United States Patent and Trademark Office listed on Schedule I hereto;

B.           all Patents, including the issued Patents and pending Patent applications with the United States Patent and Trademark Office listed on Schedule II hereto

C.           all Copyrights, including the Copyright registrations and applications for registration with the United States Copyright Office and all Exclusive Copyright Licenses, in each case, listed on Schedule III hereto; and

D.           all proceeds and goodwill associated with any of the foregoing;

in each case to the extent the foregoing items constitute Collateral. For avoidance of doubt, the security interest created hereby shall not extend to, and term “Collateral” shall not include any Excluded Assets (as defined by the Term Loan Agreement) including, any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use,” “Amendment to Allege Use” or similar filing with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark application under applicable law.

B-1

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

B-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[PARTY NAME]

By:
Name:
Title:

[Signature Page to Intellectual Property Security Agreement (Term Loan)]

SCHEDULE I

REGISTERED TRADEMARKS

TRADEMARK APPLICATIONS

Schedule I

SCHEDULE II

ISSUED PATENTS

PATENT APPLICATIONS

Schedule II

SCHEDULE III

REGISTERED COPYRIGHTS

COPYRIGHT APPLICATIONS

EXCLUSIVE COPYRIGHT LICENSES

Schedule III